                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                               FLOW INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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
--------------------------------------------------------------------------------

                         FLOW INTERNATIONAL CORPORATION
              ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                AUGUST 27, 1997

To the Stockholders of Flow International Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Flow International Corporation, a Delaware Corporation, will be held on Wednesday, August 27, 1997, at 10:00 a.m., Pacific Daylight Time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98111, for the following purposes as described in the attached Proxy Statement:

1. To elect three directors to hold office for three-year terms ending at the 2000 Meeting of Stockholders or until their respective successors are elected and qualified;

2. To approve an amendment to the 1995 Long-Term Incentive Compensation Plan to increase the number of shares available for grant under the Plan from 750,000 to 1,350,000;

3.  To act upon a stockholder proposal; and

4. To transact such other business as may properly come before such meeting or any adjournment thereof.

    Pursuant to the By-Laws, the Board of Directors has fixed the close of business on July 3, 1997, as the record date for determination of stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting.

    So far as Management is aware, no business will properly come before the Annual Meeting other than the matters set forth above.

IF YOU CANNOT BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD APPOINTING RONALD W. TARRANT AND JOHN S. LENESS, OR EITHER OF THEM, AS YOUR PROXIES.

                                          John S. Leness

                                          Secretary

KENT, WASHINGTON

July 29, 1997

                    IT IS IMPORTANT THAT YOUR STOCK BE VOTED

                         FLOW INTERNATIONAL CORPORATION
                           23500 - 64TH AVENUE SOUTH
                             KENT, WASHINGTON 98032

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 27, 1997

                            ------------------------

    The following proxy statement is made in connection with solicitation by the Board of Directors of Flow International Corporation (the "Company") of the enclosed proxy for use at the Annual Meeting of Stockholders.

    Shares presented by properly executed proxy in the accompanying form will be voted at the meeting and, where instructions have been given by the stockholder, will be voted in accordance with such instructions. AS STATED IN THE PROXY, IF NO INSTRUCTIONS ARE GIVEN, THE STOCKHOLDER'S SHARES WILL BE VOTED ACCORDING TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The proxy may be revoked at any time before its exercise by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, if the stockholder attends the meeting in person, by giving notice of revocation to the meeting judge.

    At the date of this statement, the only matters that Management intends to present are the election of directors and the approval of an increase in the number of shares available for grant under the 1995 Long-Term Incentive Compensation Plan (the "1995 Plan"). If any other matters are properly brought before the meeting, the enclosed proxy gives discretionary authority to the persons named in such proxy to vote the shares in their best judgment.

    The 1997 Annual Report of the Company is enclosed herewith. The approximate mailing date of this proxy material is July 29, 1997.

                           OUTSTANDING SECURITIES AND
                                 VOTING RIGHTS

    The Company has only one class of capital stock outstanding entitled to be voted at the Annual Meeting: Common Stock with voting rights. On July 3, 1997, the record date for determining the stockholders entitled to vote at the Annual Meeting, there were 14,705,224 shares of Common Stock outstanding and entitled to vote.

    The last sale on the record date of the Company's Common Stock, as reported by NASDAQ, was $10.00 per share. Each share entitles the holder to one vote on all matters presented for stockholder approval including one vote for each director. There are no cumulative voting rights. Under Delaware law and the Company's Certificate of Incorporation, the election of directors requires the vote of the plurality of shares present in person or represented by proxy at the meeting and entitled to vote. Accordingly, the indication of an abstention on a proxy or the failure to vote either by proxy or in person will be treated as neither a vote "for" nor "against" the election of any director. Each of the other matters must be approved by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. Abstention from voting will have the practical effect of voting against these matters since it is one less vote for approval. Broker nonvotes, shares held by brokers or nominees for the accounts of others as to which voting instructions have not been given, will be treated as shares that are present for determining a quorum. Brokers and nominees, under applicable law, may vote shares for which no instructions have been given in their discretion in the election of directors.

                             ELECTION OF DIRECTORS
                           (PROXY PROPOSAL NUMBER 1)

    According to the Certificate of Incorporation, the Board of Directors shall be composed of no less than five directors (except in the case of unfilled vacancies) and no more than nine directors who, beginning with the 1984 election of directors, were divided (as closely as possible) into three equal classes. The By-Laws provide that the number of directors shall be nine. The Certificate of Incorporation and the By-Laws also provide that outside directors are to be represented as closely as possible in equal numbers among the three classes.

    At the meeting three directors will be elected to serve for three-year terms expiring on the date of the 2000 Annual Meeting of Stockholders. Of the remaining directors, three are serving terms that will not expire until the 1998 Annual Meeting of Stockholders and three are serving terms that will not expire until the 1999 Annual Meeting of Stockholders. Each director elected will continue in office until his or her successor has been elected, or until his or her resignation or removal in the manner provided by the Certificate of Incorporation and By-Laws of the Company.

    The names of those persons nominated by the Board of Directors for the position of director of the Company and the names of the directors of the Company whose terms will continue after the Annual Meeting are listed below, accompanied by brief biographies. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees. Discretionary authority is reserved to vote such shares in the best judgment of the persons named in the proxy in the event that any person or persons other than the nominees listed below are to be voted upon at the meeting due to the unavailability of any nominee so listed.

    There are no family relationships between any nominee, director, or executive officer of the Company.

    The affirmative vote of a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote at the meeting, a quorum being present, is required to elect the nominees listed below.

    The names of the nominees for directors and the continuing directors, together with certain information regarding them, are as follows:

NOMINEES (FOR TERMS OF THREE YEARS):

    DANIEL J. EVANS (age 71) has been Chairman of Daniel J. Evans Associates, a consulting firm in Seattle, since 1989. Mr. Evans was appointed to the Company's Board of Directors in 1991. From 1965 through 1977 Mr. Evans was Governor of the State of Washington. From 1977 through 1983 he was President of The Evergreen State College. In 1983 he was appointed to the United States Senate to fill the seat of the late Senator Henry M. Jackson and won a special election to serve the remaining five years of the term. He did not seek a second term. Mr. Evans chaired the National Academy of Sciences Commission on Policy Options for Global Warming and is co-chair of the Washington Wildlife and Recreation Coalition. Mr. Evans serves as director of Washington Mutual Bank, Burlington Northern Santa Fe Inc., Tera Computer Company, Attachmate, Inc., and Puget Sound Energy Company, and as trustee for The Evergreen State College Foundation. Mr. Evans also serves on the Board of Regents of the University of Washington. Mr. Evans received a B.S. in 1948, and an M.S. in 1949, in civil engineering from the University of Washington.

    KENNETH M. ROBERTS (age 50) is President and Chief Investment Officer of Ken Roberts Investment Management, Inc., an investment advisory firm. Mr. Roberts is also President and Chief Executive Officer of Ken Roberts Financial Services, Inc. Mr. Roberts was appointed to the Company's Board of Directors in 1991. Mr. Roberts was, until November 1994, President and Chief Investment Officer of Ken Roberts Advisory Group, an investment advisory firm and subsidiary of the Spokane, Washington, office of Smith Barney Shearson, Inc. From 1981 to 1991 he was Vice President of Shearson Asset Management and Foster & Marshall Management, investment advisors, and President of Shearson Lehman Fundamental Value Fund, a registered investment company. From 1987 to 1991, Mr. Roberts was also a director of Shearson Lehman Fundamental Value Fund. Mr. Roberts received a B.A. from Whitworth College in 1968 and an M.B.A. from the Harvard Graduate School of Business in 1971.

    RONALD W. TARRANT (age 60) assumed the position of President and Chief Executive Officer in 1991. Mr. Tarrant succeeded Mr. Lloyd Andrews as Chairman following the 1994 Annual Meeting of Stockholders. Mr. Tarrant was appointed to the Board in 1991. He came to the Company from Augat, Inc., a New York Stock Exchange listed company, where, since 1987, he had been a corporate officer and Division Vice President of the Augat Communications Division, a manufacturer of equipment for the cable television and telecommunications industries. Mr. Tarrant was President of Telzon, Inc., prior to Augat's purchase of Telzon in 1984, and President of the subsidiary from 1984 to 1986. Mr. Tarrant received a B.A. from Asbury College in 1959.

                             THE BOARD OF DIRECTORS
                           RECOMMENDS A VOTE FOR THE
                         ELECTION OF THE ABOVE NOMINEES
                           FOR THE BOARD OF DIRECTORS

CONTINUING DIRECTORS:

    RON D. BARBARO (age 65) was President of The Prudential Insurance Company of America, responsible for world-wide operations, until he retired in 1993. Mr. Barbaro was elected to the Board in 1995 for a term expiring with the 1998 Annual Meeting. He was responsible for Prudential's Canadian operation from 1985 to 1990. Mr. Barbaro serves on the Boards of: The Thomson Corporation, Equifax, Inc., The Prudential Life Insurance Company (Canada), Clairvest Group,

Inc., Chairman of Canbra Foods Limited and Chairman of NatraCeuticals, Inc.

    KATHRYN L. MUNRO (age 49) is President of Bank of America Arizona and Manager of the bank's Southwest Region retail and business banking network. Ms. Munro was elected to the Board in 1996 for a term expiring in 1999. Prior to her Arizona appointment, Ms. Munro served as Executive Vice President and Manager at Seafirst Bank in Seattle, Washington, where she held a variety of senior management positions in both the commercial and retail areas of the bank. She began her banking career in 1980. She currently serves as Chairman of the board of directors for the Valley of the Sun United Way and the Arizona Multibank. She also serves on the boards of University of Arizona Foundation, Downtown Phoenix Partnership, the Heard Museum, the Valley of the Sun YMCA, the Greater Phoenix Quality of Life Steering Committee and the Bank Administration Institute. Ms. Munro received a bachelor of science degree from Auburn University and a master's in business administration from the University of Washington.

    ARLEN I. PRENTICE (age 59) is Co-Chairperson and Principal of Kibble & Prentice, Inc., which provides insurance and financial consulting services. He has served as a director of the Company since 1993 and his current term expires with the 1998 Annual Meeting. He has been Chairman or President of Kibble & Prentice for the past twenty-three years. Mr. Prentice serves as a director of Northland Telecommunications Corporation; Western Drug Distributors, Inc.; Starbucks Coffee Company and Percon, Inc.

    DR. J. MICHAEL RIBAUDO (age 54) is the President of Corporate Development and Chief Executive Officer of Midwest operations for Physician Health Corporation, a national physician practice management company. Dr. Ribaudo was elected to the Board in 1995 for a term expiring with the 1998 Annual Meeting. He also serves as a consultant to Healthsouth, a provider of rehabilitation services, which he joined in January of 1995 when Outpatient Surgery Center, a chain of free-standing ambulatory surgery centers he founded in 1985, merged with Healthsouth. Dr. Ribaudo graduated from Louisiana State University in 1963 and Louisiana State Medical School in 1967 and has had post graduate training at Emory University, Washington University and New York University.

    SANDRA F. ROREM (age 56) is the Chief Executive Officer of Medalia HealthCare, in Seattle, Washington, a primary care medical group of over 300 doctors in over forty clinics throughout Puget Sound. Ms. Rorem was elected to the Board in 1996 for a term expiring in 1999. Prior to joining Medalia in 1994, she served 17 years with the Seattle-based Sisters of Providence Medical Center, where she held various positions, including Administrator of the Physician Division and Associate Administrator of Clinics and Hospital Support Services. She is also a member of the American College of Health Care Executives, the American College of Medical Group Administrators, the Society of Teachers of Family Medicine, and the Society of Ambulatory Care Professionals. Ms. Rorem holds a master's in business administration from the University of Washington where she is a Faculty Associate for the Department of Family Medicine and Community Health.

    DEAN D. THORNTON (age 68) retired from The Boeing Company in 1994 where he had been executive vice president, a member of the executive council, and since 1985, President of Boeing Commercial Airplane Group. Mr. Thornton has served as a director of the Company since 1993, and his current term expires with the 1999 Annual Meeting. Mr. Thornton joined Boeing in 1963 as Assistant Treasurer and was elected Treasurer in 1966. He served in a variety of executive assignments including Vice President of Finance, contracts and international operations for the commercial airplane company and Vice President - General Manager of the 767 Division. Mr. Thornton serves on the Board of Directors of Principal Financial Group of Des Moines, Iowa and is also a member of the Board of Trustees of the Seattle Art Museum. Mr. Thornton received a B.S. in business from the University of Idaho in 1952.

    The Board of Directors held six meetings during the fiscal year ended April 30, 1997. All directors attended at least 75% of all Board and committee meetings. The numbers of meetings of each Committee of the Board are described below. All members of each Committee attended all meetings.

                               COMMITTEES OF THE
                               BOARD OF DIRECTORS

    The Company has an Audit Committee, a Compensation and Plan Administrator Committee, a Mergers and Acquisitions Committee and a Nominating Committee.

    AUDIT COMMITTEE. The function of the Audit Committee is to monitor the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting and to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company for the fiscal year for which they are appointed. The members of the Audit Committee are Dean D. Thornton, Kenneth M. Roberts, J. Michael Ribaudo and Kathryn L. Munro. The Audit Committee held three meetings in the fiscal year ended April 30, 1997.

    COMPENSATION AND PLAN ADMINISTRATOR COMMITTEE. The function of the Compensation and Plan Administrator Committee is to structure the Company's executive compensation program, to set compensation guidelines for officers and management of the Company and to review and approve compensation for the Chairman and the Chief Executive Officer. The Committee also acts as Administrator of the Company's stock option plans, determining the terms, amounts and recipients of stock option grants. The members are Arlen I. Prentice, Daniel J. Evans and Ron Barbaro. There were two meetings of the Compensation Committee during the fiscal year ended April 30, 1997.

    MERGERS AND ACQUISITIONS COMMITTEE. The function of the Mergers and Acquisitions Committee is to review potential opportunities for acquisitions, mergers or similar transactions. The members of the Mergers and Acquisitions Committee are Kenneth M. Roberts, Ron Barbaro and Ronald W. Tarrant. There was one meeting of the Mergers and Acquisitions Committee during the fiscal year ended April 30, 1997.

    NOMINATING COMMITTEE. The function of the Nominating Committee is to recommend to the Board individuals to fill Board vacancies and to consider issues of Board composition and organization. Ronald W. Tarrant, Sandra F. Rorem and Arlen I. Prentice serve on the Nominating Committee. The Nominating Committee met once during the fiscal year ended April 30, 1997.

    The Company pays directors who are not employees of the Company an annual retainer of $6,000, $1,000 for each Board meeting attended in person or $500 for each Committee or telephonic meeting, up to a maximum of one Board and one Committee fee per day, and $600 per day or $300 per half-day or part thereof, for time spent on business of the Company at the request of the Chairman of the Board of Directors, and reimburses them for related out-of-pocket travel and other expenses. Committee chairmen are paid $750 per Committee meeting in lieu of the regular $500 fee. Directors also receive grants of options under the 1987 Stock Option Plan for Nonemployee Directors. The Company has adopted a retirement policy providing that directors will receive, following their retirement, annual amounts equal to the annual retainer paid to them at the time of retirement, for a period equal to the director's years of service on the Board, up to a maximum of nine years.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The executive officers of the Company are:

         NAME           AGE                       POSITION
----------------------  ---  ---------------------------------------------------
THOMAS A. CROSS         39   GROUP PRESIDENT, ACCESS AND SERVICES

R. BRAD LAWRENCE        50   EXECUTIVE VICE PRESIDENT

JOHN S. LENESS          37   GENERAL COUNSEL AND CORPORATE SECRETARY

                             EXECUTIVE VICE PRESIDENT, TREASURER AND CHIEF
STEPHEN D. REICHENBACH  35    FINANCIAL OFFICER

RONALD W. TARRANT       60   CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Each executive officer of the Company is elected or appointed annually by the Board of Directors.

    THOMAS A. CROSS joined the Company in June 1991 as Vice President of Finance, Chief Financial Officer and Treasurer and became Chief Operating Officer in January 1993 and Group President, Access and Services in March 1997. He had been Group Finance Director of Augat Communications Group, a manufacturer of equipment for the cable television and telecommunications industries and a wholly-owned subsidiary of Augat, Inc., a New York Stock Exchange listed company, since 1986. Mr. Cross was Finance Director of CIGNA Healthplan of Washington, a health maintenance organization, in 1985-1986, and was Controller of Telzon Inc., the predecessor of Augat Communications Group, from 1981 to 1985.

    R. BRAD LAWRENCE joined the Company in August 1996 as Executive Vice President -- Automated Systems and Services and was appointed Executive Vice President in March 1997. Mr. Lawrence was Chief Executive Officer of Conductive Rubber Technologies, a manufacturer of keypads, for five years prior to joining the Company, had previously served as Assistant General Manager for the Kenworth Truck Company, and had spent twenty years with Rockwell International's Flow Control business.

    JOHN S. LENESS joined the Company in June 1990 as its Corporate Counsel, became General Counsel in December 1990, was appointed Assistant Secretary in January 1991 and Secretary in February 1991. Prior to joining the Company, Mr. Leness had been associated since 1986 with the Perkins Coie law firm.

    STEPHEN D. REICHENBACH joined the Company in September 1992 when the Company acquired Spider Staging Corporation, was appointed Treasurer in March 1993, Vice President of Finance in 1996 and Executive Vice President in March 1997. Prior to joining the Company, Mr. Reichenbach had been associated since 1989 with Spider Staging Corporation as its Controller and had been with Ernst & Whinney from 1985 to 1989.

    RONALD W. TARRANT (Biographical information for Mr. Tarrant appears above).

          STOCK OWNERSHIP OF MANAGEMENT AND OF PRINCIPAL STOCKHOLDERS

    The following table sets forth information as of July 3, 1997, with respect to each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of any class of voting securities of the Company, each director, those executive officers listed in the Summary Compensation Table below and all directors and executive officers of the Company as a group. Currently, the Company's sole class of voting securities outstanding is Common Stock. Except as noted below, each person has sole voting and investment powers with respect to the shares shown. The address for each of the persons listed below, is 23500 64th Avenue South, Kent, Washington 98032.

                                                                     PERCENT OF
                                                                     OUTSTANDING
NAME AND POSITION                                 NUMBER OF SHARES     SHARES
------------------------------------------------  ----------------   -----------
RON BARBARO, DIRECTOR...........................      21,000(1)         *

THOMAS A. CROSS, EXECUTIVE OFFICER..............     126,733(2)          0.9%

DANIEL J. EVANS, DIRECTOR.......................      76,000(3)         *

WILLIAM A. KEADLE, EXECUTIVE OFFICER............      46,600(4)         *

JOHN S. LENESS, EXECUTIVE OFFICER...............     101,355(5)          0.7%

KATHRYN L. MUNRO, DIRECTOR......................       4,000(6)         *

ARLEN I. PRENTICE, DIRECTOR.....................      78,079(7)         *

J. MICHAEL RIBAUDO, DIRECTOR....................     145,874(1)          0.9%

KENNETH M. ROBERTS, DIRECTOR....................     102,000(3)         *

SANDRA F. ROREM, DIRECTOR.......................       4,000(6)         *

RONALD W. TARRANT, DIRECTOR.....................     344,154(8)          2.3%

DEAN D. THORNTON, DIRECTOR......................      35,000(9)         *

ALL DIRECTORS AND OFFICERS -- AS A GROUP (13       1,056,730(10)         7.2%
PERSONS)........................................

------------------------

  * Less than 1% beneficial ownership of Company Common Stock.

 (1) Includes options exercisable within 60 days for 16,000 shares of Company Common Stock.

 (2) Includes options exercisable within 60 days for 119,000 shares of Company Common Stock.

 (3) Includes options exercisable within 60 days for 50,000 shares of Company Common Stock.

 (4) Includes options exercisable within 60 days for 46,600 shares of Company Common Stock.

 (5) Includes options exercisable within 60 days for 89,000 shares of Company Common Stock.

 (6) Includes options exercisable within 60 days for 4,000 shares of Company Common Stock.

 (7) Includes options exercisable within 60 days for 35,000 shares of Company Common Stock.

 (8) Includes options exercisable within 60 days for 320,000 shares of Company Common Stock.

 (9) Includes options exercisable within 60 days for 25,000 shares of Company Common Stock.

(10) Includes options exercisable within 60 days for 744,225 shares of Company Common Stock.

COMPLIANCE WITH SECTION 16 (a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended April 30, 1997, all Section 16(a) filing requirements were complied with.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table sets forth information for the years ended April 30, 1997, 1996 and 1995, with respect to the Chief Executive Officer and each of the four other highest paid executive officers of the Company whose aggregate cash compensation in fiscal 1997 exceeded $100,000:

                                                                LONG TERM
                                                               COMPENSATION
                                                 ANNUAL        ------------
                                              COMPENSATION      NUMBER OF
                                           ------------------     STOCK         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY    BONUS      OPTIONS      COMPENSATION*
-----------------------------------  ----  --------  --------  ------------   -------------
RONALD W. TARRANT .................  1997  $362,790  $      0    120,000        $ 23,075
 CHAIRMAN, PRESIDENT AND CHIEF       1996   324,712    29,700     25,000          23,680
 EXECUTIVE OFFICER                   1995   285,582   140,300     10,000          12,385

THOMAS A. CROSS ...................  1997  $200,023  $      0     45,000        $ 20,484
 GROUP PRESIDENT ACCESS AND          1996   178,267    17,710     25,000          19,969
 SERVICES                            1995   170,302    84,790          0          10,623

WILLIAM A. KEADLE (1) .............  1997  $168,956  $      0     45,000        $  8,501
 EXECUTIVE VICE PRESIDENT ACCESS     1996   150,874    13,464     25,000           9,752
 GROUP                               1995   144,019    55,236          0           8,265

JANICE L. CANNON (2) ..............  1997  $139,197  $      0     45,000        $  4,176
 EXECUTIVE VICE PRESIDENT CORPORATE  1996   109,648     6,967     25,000           1,777
 SERVICES                            1995    62,125    24,700          0               0

JOHN S. LENESS ....................  1997  $126,739  $      0     45,000        $  8,203
 GENERAL COUNSEL AND CORPORATE       1996    99,986     8,557     25,000           9,741
 SECRETARY                           1995    98,050    40,337     11,000           3,212

------------------------

 * Includes company contributions to the 401(k) Plan and the Flow International Corporation Executive Deferral Plan.

(1) Mr. Keadle resigned in March 1997.

(2) Ms. Cannon resigned in March 1997.

                              OPTION GRANTS TABLE
                                  FISCAL 1997

    The following table sets forth certain information regarding options granted to the Company's chief executive officer and each of the individuals named in the Summary Compensation table during the fiscal year ended April 30, 1997.

                                                                                        POTENTIAL REALIZABLE
INDIVIDUAL GRANTS                                                                    --------------------------
----------------------------------------------------------------------------------
                                              PERCENT OF                              VALUE AT ASSUMED ANNUAL
                                                TOTAL                                   RATES OF STOCK PRICE
                                               OPTIONS                                APPRECIATION FOR OPTION
                                NUMBER OF     GRANTED TO    EXERCISE                      TERM (10 YEARS)
                                 OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   --------------------------
NAME                             GRANTED     FISCAL YEAR    ($/SHARE)      DATE           5%           10%
------------------------------  ----------   ------------   ---------   ----------   ------------  ------------
ALL FLOW STOCKHOLDERS*........                                                       $217,669,472  $346,602,256

RONALD W. TARRANT.............   120,000        22.13%        $9.63     6/15/06(1)   $    727,650  $  1,836,450

THOMAS A. CROSS...............    45,000         8.30%        $9.63     6/15/06(1)   $    272,869  $    688,669

WILLIAM A. KEADLE.............    45,000         8.30%        $9.63     6/15/06(1)   $    272,869  $    688,669

JANICE L. CANNON..............    45,000         8.30%        $9.63     6/15/06(1)   $    272,869  $    688,669

JOHN S. LENESS................    45,000         8.30%        $9.63     6/15/06(1)   $    272,869  $    688,669

------------------------

 * Based on a total value of the Company's outstanding common stock at April 30, 1997, of $133,630,174.

(1) The options vest in 20% increments with increases in the market price of the Company's common stock.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1997
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information regarding options exercised during the year ended April 30, 1997, by the Company's Chief Executive Officer and each of the individuals named in the Summary Compensation Table.

                                                                                         VALUE OF UNEXERCISED
                                                        TOTAL NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS
                                  SHARES                OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END (1)
                                ACQUIRED ON    VALUE    ---------------------------   ---------------------------
NAME                             EXERCISE     REALIZED  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------  -----------   --------  -----------   -------------   -----------   -------------
RONALD W. TARRANT.............    10,000      $ 56,250    320,000       120,000       $ 1,279,375     $      0

THOMAS A. CROSS...............     1,000         3,125    119,000        45,000           337,063            0

WILLIAM A. KEADLE.............       900         2,363     46,600        45,000            77,700            0

JANICE L. CANNON..............         0         --        21,250             0                 0            0

JOHN S. LENESS................    10,000        66,563     89,000        45,000           222,125            0

------------------------

(1) Calculated using $8.875, the closing price of the Company's common stock as reported by NASDAQ on April 30, 1997.

COMPENSATION COMMITTEE REPORT

    The Compensation and Plan Administrator Committee has adopted the following philosophy statement:

        Flow International believes that the purpose of compensation is to attract, motivate, and retain excellently performing employees throughout the company. Furthermore, Flow also believes that pay programs, especially those for top executives, should be designed in a manner that aligns employee interests with those of the stockholders. In view of these two beliefs, executive compensation programs at Flow International will be designed to meet the following objectives:

    - Base salaries will be targeted at the 75th percentile of competitive practice based on the results of surveys.

    - Bonus or incentive compensation will be based on individual, unit, and/or total company performance. At least 50% of executive bonuses will be tied directly to overall company results.

    - Stock options will be granted, as appropriate, by the Board in accordance with the current stock compensation plan.

    - To more closely align executive interests with those of the stockholders, executives will be required to achieve established stock ownership goals in accordance with the Stock Ownership Plan.

    - The administration of the compensation programs will be directed toward ensuring that the executives are paid fairly and competitively while maintaining a strong relationship between the overall performance of Flow International and the level of compensation.

    The Committee's decisions are presented to and are subject to final approval by the Board of Directors. The Committee also believes that the shareholders' interests will be best served if all employees of the Company are also shareholders. The Company has implemented programs to grant options to all employees so that they will become shareholders. In order to implement its philosophy, the Committee has implemented an executive compensation program with the following elements:

    BASE SALARY. Consistent with the Committee's philosophy, base salaries for fiscal 1998 were based on comparisons to salary levels at comparable companies with the goal of setting levels at the seventy-fifth percentile. In its review, the Committee relied on data compiled by the Company's Human Resources group and outside survey data for each Company executive. No salary adjustments were made for executive officers for fiscal 1998.

    BONUS PROGRAM. The Committee believes that shareholder return in the short term will be maximized by ensuring that the Company achieves good operating results. The Committee has structured the Company's executive bonus program so that annual bonuses are payable based on achievement of target levels for operating income and return on managed assets (or cash, inventories and accounts receivable), which the Committee believes are the best measures of the Company's financial performance. For fiscal 1998, as in fiscal 1997, in order to align the Company's practice with comparable practice, target bonus levels were established at 45% of base salary for executive officers and 65% for the Chairman, President and Chief Executive Officer. The bonuses payable will vary depending on the Company's performance against the operating income and return on managed assets targets established. No bonuses were paid to executive officers for fiscal 1997.

    STOCK OPTIONS. In order to provide management with incentives to maximize long-term shareholder returns, the Committee, as administrator of the Company's stock option plans, grants stock options to management. The Committee believes that such grants will encourage management to pursue long-term strategies that will increase the price of the Company's shares. The grants are generally made annually at the time of the Committee's annual review of executive compensation. No grants for fiscal 1998 have been made at the time of this report.

    STOCK OWNERSHIP. Because the Committee believes that executives who share the same risks as the Company's stockholders will be more likely to manage the Company to maximize stockholder value, the Committee implemented in fiscal 1994 and continued for fiscal 1998, for the Company's most senior officers, a plan requiring stock ownership by each officer. The plan requires that executives acquire and maintain minimum holdings of the Company's stock. The Committee intends that the plan encourage executives to hold at least five percent of the Company's outstanding common stock. Stock ownership goals have been established for each executive officer based on individual responsibilities and salary level and range from 150,000 shares to 45,000 shares. Executives are given five years to reach their goals. The Committee will reduce future stock option awards to those executives who fail to meet their ownership goals.

    The Committee specifically reviews the performance of the Chairman, President and Chief Executive Officer in the course of its review of the Company's executive compensation program. The Committee's evaluation of the compensation for the President, Chairman and Chief Executive Officer is based not only on the Company's financial performance during the fiscal year, but also on achievement of long-term strategic goals. For fiscal 1998, the Committee made no adjustment to the compensation of the Chairman, President and Chief Executive Officer. During the course of the year the Committee monitors the Company's performance and meets both with and without management to evaluate the Company's results.

    The Board of Directors has also approved agreements with the Company's senior executives that provide for continuation of their salaries in the event their jobs are eliminated or their responsibilities materially reduced following a change in control of the Company. The Board believes that this will ensure that executives will evaluate any possible offers for the Company in an objective manner consistent with the best interests of the Company's shareholders.

    In August of 1993, the Internal Revenue Code was amended to impose a limitation on the deductibility of nonperformance based annual executive compensation in excess of $1.0 million. The Compensation Committee presently anticipates that the Company's executive compensation will either be below such levels or will be structured to qualify as "performance based compensation" which is exempt from such limitation.

    This report is submitted by the members of the Compensation and Plan Administrator Committee. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such acts.

                                                           COMPENSATION AND PLAN
                                                         ADMINISTRATOR COMMITTEE

                                                   Arlen I. Prentice -- Chairman

                                                   Daniel J. Evans

                                                   Ron Barbaro

COMPENSATION COMMITTEE MEMBERSHIP

    The Compensation and Plan Administration Committee is composed of independent outside directors, none of whom serve on boards of companies whose boards include Company executives.

STOCK PERFORMANCE GRAPH

    The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to the Company's stockholders during the five-year period ending April 30, 1997, as well as overall stock market index (NASDAQ) and for those peer group indices selected for the Company (S & P Smallcap 600, Dow Jones Factory Equipment and Dow Jones Heavy Construction). The Company has paid no dividends on its common stock.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                FLOW INTERNATIONAL         S & P SMALLCAP      NASDAQ STOCK MARKET         DOW JONES FACTORY
 DOLLARS            CORPORATION                  600                  (U.S.)                   EQUIPMENT
4/92                                 100                100                       100                         100
4/93                                 128                118                       115                         108
4/94                                 115                135                       128                         111
4/95                                 168                143                       149                         109
4/96                                 198                194                       212                         117
4/97                                 178                201                       225                         108

                 DOW JONES HEAVY
 DOLLARS          CONSTRUCTION
4/92                               100
4/93                                95
4/94                               124
4/95                               115
4/96                               143
4/97                               129

           APPROVAL OF AMENDMENT TO THE 1995 LONG-TERM INCENTIVE PLAN
                             (PROXY PROPOSAL NO. 2)

    The Board of Directors believes that employees will best serve the interests of the Company's stockholders if they are also stockholders and share the same risks and rewards. In order to ensure that all employees become shareholders, the Board has implemented programs to grant options to all employees. There are currently no further options available for grant to employees under the Company's stock option plans, and the Board of Directors has approved an amendment that would increase the number of shares available for issuance. Without approval by stockholders of the increase, the Board believes that it will be forced to suspend its programs and find other means to attract, retain and motivate employees. The Board believes that such alternate means would be more costly and would not serve the interests of stockholders.

    The 1995 Long-Term Incentive Plan (the "1995 Plan") was adopted by the Company's Board of Directors on June 6, 1995 and approved by stockholders at the Annual Meeting on August 30, 1995. The purpose of the 1995 Plan is to enhance the long-term profitability and stockholder value of the Company by offering incentives and rewards to those employees, consultants, advisors and agents of the Company and its subsidiaries who are key to the Company's growth and success, and to encourage them to remain in the service of the Company and to acquire and maintain stock ownership in the Company. The proposed amendment would increase the number of shares available for grant under the 1995 Plan from 750,000 to 1,350,000.

    As of July 3, 1997, 1,648,199 shares, or 11.2% of the shares outstanding on that date were subject to outstanding option awards made to employees under the 1995 Plan and predecessor stock option plans. An additional 244,000 shares were subject to options held by directors.

GENERAL DESCRIPTION OF 1995 PLAN TERMS

    The 1995 Plan provides for grants of stock options, stock appreciation rights, stock awards (including restricted stock), other stock-based awards and dividend equivalent rights. Awards may be made singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may be granted under the 1995 Plan to those officers and key employees (including directors who are also employees) of the Company and its subsidiaries as the plan administrator from time to time selects. Awards may also be made to consultants, advisors and agents who provide services to the Company and its subsidiaries.

    Shares issued pursuant to the 1995 Plan will be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company. Any shares of Common Stock that have been made subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in shares), including, without limitation, in connection with the cancellation of an award and the grant of a replacement award, will be available for issuance in connection with future grants of awards under the 1995 Plan.

    STOCK OPTION GRANTS. Options granted under the 1995 Plan may be "incentive stock options" (as defined in Section 422 of the Internal Revenue Code) or "nonqualified stock options." The option price for each option granted under the 1995 Stock Option Plan will be determined by the plan administrator, but will not be less than 100% of the Common Stock's fair market value on the date of grant with respect to incentive stock options.

    The exercise price for shares purchased upon exercise of options must be paid in cash, except that the plan administrator may authorize payment in cash and/or already owned Common Stock, a promissory note, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, or such other consideration as the plan administrator may specify. The optionee must pay to the Company applicable withholding taxes upon exercise of the option as a condition to receiving the stock certificates. Withholding tax may be paid in cash or by the withholding or delivery of Company Common Stock.

    The option term will be fixed by the plan administrator and, if not so fixed, will be ten years. Each option will be exercisable pursuant to a vesting schedule determined by the plan administrator. If not so determined, each option will be exercisable in two equal annual installments beginning one year after the date of grant. If not established by the plan administrator, options generally will be exercisable for three years after termination of services as a result of retirement, early retirement at the Company's request, disability or death and for three months after all other terminations. An option will not be exercisable if the optionee's services are terminated for cause.

    STOCK APPRECIATION RIGHTS. A stock appreciation right gives its holder the right to receive an appreciation distribution from the Company equal to the difference between the value of the Common Stock subject to the right at the time of exercise and the exercise price of the right. For stock appreciation rights granted in tandem with options, the exercise price will be the same as the option exercise price. For other stock appreciation rights, the exercise price will be as determined by the plan administrator. The appreciation distribution will be paid in shares of Common Stock or cash or any combination of shares and cash, as the plan administrator may determine. Unless otherwise provided by the plan administrator, the provisions of the 1995 Plan regarding exercisability of options after the termination of a holder's services shall apply equally, to the extent applicable, to stock appreciation rights.

    STOCK AWARDS. The plan administrator is authorized to make awards of Common Stock to participants on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of services or otherwise), as the plan administrator may determine. Restrictions may include repurchase or forfeiture rights in favor of the Company.

    The plan administrator may grant other stock-based awards under the 1995 Plan pursuant to which shares of Common Stock are or may in the future be acquired, or awards denominated in stock units, including awards valued using measures other than market value. Such other stock-based awards may be granted alone or in addition to or in tandem with any award of any type granted under the 1995 Plan and must be consistent with the 1995 Plan's purpose.

    DIVIDEND EQUIVALENT RIGHTS. Any awards under the 1995 Plan may, in the plan administrator's discretion, earn dividend equivalent rights that entitle the holder to be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such award had such covered shares been issued and outstanding on such dividend record date. The plan administrator may establish such rules and procedures governing the crediting of dividend equivalent rights, including the timing, form of payment and payment contingencies, as it deems are appropriate or necessary.

    TRANSFERABILITY. No option, stock appreciation right, other stock-based award or dividend equivalent right will be assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution and, during the holder's lifetime, may be exercised only by the holder, except, in the plan administrator's sole discretion, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or
Section 422 of the Code.

    ADJUSTMENT OF SHARES. In the event of any changes in the outstanding stock of the Company by reason of stock dividends, stock splits, spin-offs, combinations or exchanges of shares, recapitalizations, mergers, consolidations, distributions to stockholders other than a normal cash dividend, or other changes in the Company's corporate or capital structure, the plan administrator, in its sole discretion, shall make any equitable adjustments as it deems appropriate in (a) the maximum number of and class of securities subject to the 1995 Plan, (b) the maximum number and class of securities that may be made subject to awards to any participant, and (c) the number and class of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

    CORPORATE TRANSACTION. In the event of certain mergers or consolidations or a sale of substantially all the assets or a liquidation of the Company, each option, stock appreciation right or restricted stock award that is at the time outstanding will automatically accelerate so that each such award shall, immediately prior to such corporate transaction, become 100% vested, except that such acceleration will not occur if in the opinion of the Company's accountants it would render unavailable "pooling of interest" accounting for a transaction that would otherwise qualify for such accounting treatment. The successor corporation or its parent corporation may elect to convert all such options or awards into comparable rights to purchase shares of the capital stock of the successor corporation or its parent corporation.

    ADMINISTRATION. The 1995 Plan is administered by a committee or committees appointed by, and consisting of one or more members of, the Company's Board of Directors. The Board may delegate the responsibility for administering the 1995 Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board deems appropriate. Committee members will serve for such term as the Board may determine, subject to removal by the Board at any time. The composition of any committee responsible for administering the 1995 Plan with respect to officers and directors of the Company who are subject to Section 16 of the Exchange Act with respect to securities of the Company will comply with the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, or any successor provision.

    AMENDMENT AND TERMINATION. The 1995 Plan may be terminated, modified or amended by the stockholders of the Company. The Company's Board of Directors may also terminate the 1995 Plan, or modify or amend it, subject to stockholder approval in certain instances, as set forth in the 1995 Plan. No incentive stock options may be granted under the 1995 Plan 10 years after the date the 1995 Plan is adopted by the Board.

FEDERAL INCOME TAX CONSEQUENCES

    The federal income tax consequences to the Company and to any person granted an award of options or stock appreciation rights under the 1995 Plan under the existing applicable provisions of the Code and the regulations thereunder are substantially as follows. Under present law and regulations, no income will be recognized by a participant upon the grant of stock options or stock appreciation rights.

    On the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price. Upon a later sale of those shares, the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the option price), and the shares' holding period will begin on the day after the exercise date.

    If the optionee uses already-owned shares to exercise an option in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee's tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

    The same rules apply to an incentive stock option that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of permanent and total disability, as defined in the Code).

    Upon the exercise of an incentive stock option during employment or within three months after the optionee's termination of employment (12 months in the case of permanent and total disability, as defined in the Code), for regular tax purposes the optionee will recognize no income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time as if the option were a nonqualified stock option) and no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option. If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option price will be taxed to the optionee as a long-term capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option price paid (or generally, if less, the excess of the amount realized on the sale of the shares over the option price), and the optionee will have capital gain or loss, long-term or short-term, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares, and (ii) the option price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

    Upon payment to a participant in settlement of a stock option or pursuant to the exercise of stock appreciation rights or pursuant to another stock-based award or a performance award, the participant will recognize taxable ordinary income in an amount equal to the cash and the fair market value of the Common Stock received.

    Special rules apply to a director or officer subject to liability under
Section 16(b) of the Exchange Act.

    In all the foregoing cases the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to the following limitations. Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of the other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options and stock appreciation rights can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, and stockholder and Board approval is obtained. Restricted stock does not satisfy the definition of performance-based compensation unless the lapse of the restriction period is based on the attainment of specified performance goals approved by the issuer's stockholders. Restricted stock grants under the 1995 Plan will not satisfy the performance-based criteria. The option and stock appreciation right portions of the 1995 Plan have been drafted to allow compliance with those performance-based criteria.

VOTE REQUIRED AND BOARD RECOMMENDATION

    The affirmative vote of holders of a majority of the shares of common stock represented in person or by Proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the 1995 Plan.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE
                                   1995 PLAN.

                        *******************************

                              STOCKHOLDER PROPOSAL
                             (PROXY PROPOSAL NO. 3)

    Mr. Troy Hillman, 519 W. Taylor St., Suite 320, Santa Maria, California 93454, holder of 30,000 shares of common stock has submitted the following proposal:

        Retiring employees of Flow International, or any subsidiary of Flow International, shall receive, following their retirement, an annual amount equal to the annual salary paid to them at the time of retirement. The length of such payments shall be the same as received by non-employee directors of Flow International Corp.

    The Board of Directors and management of the Company believe this proposal is not in the best interest of the stockholders of the Company, and recommend a vote against the proposal.

    The Company provides its U.S. employees with retirement benefits by means of a 401(k) plan that enjoys a high rate of participation. Under the Company's plan, employees may set aside pre-tax dollars for retirement, and the Company matches a portion of the employee's savings. The Company also provides a retirement benefit for its nonemployee directors, who are not eligible to participate in its 401(k) plan, that is similar to the benefit proposed by Mr. Hillman for all employees. The cost of providing the retirement benefit to nonemployee directors is nominal, and the Company believes that it is necessary to provide such benefit to attract and retain qualified directors without increasing the current compensation paid to them.

    The cost of providing the proposed benefit to employees would be substantial, and management estimates the cost of providing this benefit to all current employees to be approximately $100 million. Because the Company already provides a retirement plan for its employees, and because the Company does not believe this retirement payment is necessary to attract qualified employees, the Company believes that there would be no benefit to it from making the proposed retirement payments.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL NO. 3

                            INDEPENDENT ACCOUNTANTS

    The firm of Price Waterhouse has examined the financial statements of the Company since 1981. It is anticipated that representatives of Price Waterhouse will be present at the Annual Meeting to answer stockholders' questions and will have the opportunity to make a statement if they so desire.

                       FORM 10-K AND FINANCIAL STATEMENTS

    The Company's 1997 Annual Report has been mailed to you with this Proxy Statement. The Annual Report contains the Consolidated Financial Statements of the Company and its subsidiaries and accompanying notes as of April 30, 1997 and 1996 and the Report thereon by Price Waterhouse.

    If any stockholder entitled to vote at this Annual Meeting wishes to receive a copy of the Company's Annual Report or Form 10-K, the Company will furnish that person, without charge, copies upon written request. Requests should be addressed:

    John S. Leness, Secretary
    Flow International Corporation
    23500 64th Avenue South
    Kent, Washington 98032

                             STOCKHOLDER PROPOSALS

    To be considered for presentation to the 1998 Annual Meeting of Stockholders, a stockholder proposal must be received at the offices of the Company, 23500 64th Avenue South, Kent, Washington 98032, not later than March 24, 1998.

                           SOLICITATION AND EXPENSES
                                OF SOLICITATION

    Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Proxies may be solicited personally or by mail, telephone, facsimile or messenger. The Company will also pay persons holding shares of the Common Stock in their names or in the names of the nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of the solicitation of proxies will be paid by the Company.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented to the meeting. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

    Whether you intend to be present at this meeting or not, you are urged to return your proxy promptly.

    By order of the Board of Directors.

               Ronald W. Tarrant
               Chairman of the Board

                                 FORM OF PROXY
                  (To be printed on standard computer card)

                     SOLICITED BY THE BOARD OF DIRECTORS
                        FLOW INTERNATIONAL CORPORATION
                        ANNUAL MEETING OF STOCKHOLDERS
                                 August 27, 1997

     The undersigned hereby appoints Ronald W. Tarrant and John S. Leness, or either of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98111, on August 27, 1997, and at any adjournment of such meeting, for the following purposes and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement.

     If this Proxy is executed by you without indicating a choice regarding the nominees for director or without indicating a choice regarding Proposals 2 and 3, it will be deemed to grant authority to vote FOR the nominees for director, FOR Proposal 2 and AGAINST Proposal 3.

                 IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE



                     TRIANGLE  FOLD AND DETACH HERE  TRIANGLE

Please mark your votes as indicated in this example /X/


PROPOSAL 1 - ELECTION OF DIRECTORS.
The Board of Directors recommends a vote FOR the nominees for Director.

Vote FOR the nominees listed below (except as marked to the contrary below). / /

WITHHOLD AUTHORITY
to vote for the nominees listed below. / /


Election of three Directors:


PROPOSAL 2 - APPROVAL OF AMENDMENT TO 1995 LONG-TERM INCENTIVE COMPENSATION
     PLAN
     The Board of Directors recommends a vote FOR the Amendment.

     Vote FOR Proposal 2 / /
     Vote AGAINST Proposal 2 / /
     WITHHOLD AUTHORITY to vote for Proposal 2 / /


PROPOSAL 3 - STOCKHOLDER PROPOSAL
     The Board of Directors recommends a vote Against the Proposal.

     Vote FOR Proposal 3 / /
     Vote Against Proposal 3 / /
     Withhold Authority to vote for Proposal 3 / /


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME.

                       Nominees for Three-Year Terms:
                              Daniel J. Evans
                             Kenneth M. Roberts
                              Ronald W. Tarrant

     This Proxy is solicited by management. A majority of said proxies, including any substitutes, or if only one of them be present then that one, may exercise all powers granted hereunder at said meeting or any adjournment thereof. This proxy revokes any proxy to vote such shares at such meeting or any adjournment thereof heretofore given by the undersigned to anyone other than those named above.

     Signature must be that of him/herself. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

DATED:____________________, 1997
    IMPORTANT-PLEASE INSERT

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SIGNATURE

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SIGNATURE



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